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                                                                    EXHIBIT 21.1

                               VIDEO UPDATE, INC.

                                  SUBSIDIARIES
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                                                                             PERCENTAGE
NAME OF SUBSIDIARY                        DIRECT OWNER                       OWNERSHIP
------------------                        ------------                       ---------
Tinseltown Video, Inc.                    Video Update, Inc.                   100%
Video Update Canada Inc.                  Video Update, Inc.                   100%
24 Hour Entertainment Group Ltd.          Video Update Canada Inc.             51%
                                          Video Update, Inc.                   49%
24 Hour Entertainment Leasing Ltd.        24 Hour Entertainment Group Ltd.     100%
Williams Video, Inc.                      Video Update, Inc.                   100%
1137239 Ontario Limited                   Video Update, Inc.                   100%
Moovies, Inc.                             Video Update, Inc.                   100%
Moovies of the Carolinas, Inc.            Moovies, Inc.                        100%
Moovies of Georgia, Inc.                  Moovies, Inc.                        100%
Moovies of Iowa, Inc.                     Moovies, Inc.                        100%
Moovies of Michigan, Inc.                 Moovies, Inc.                        100%
Movie Warehouse Franchise Systems, Inc.   Moovies, Inc.                        100%
E.C.6., Inc.                              Moovies, Inc.                        100%
SONI, Inc.                                Moovies, Inc.                        100%
PQ3, Inc.                                 Moovies, Inc.                        100%
SNO, Inc.                                 Moovies, Inc.                        100%
GBO, Inc.                                 Moovies, Inc.                        100%
D-Skippy, Inc.                            Moovies, Inc.                        100%
DCO, Inc.                                 Moovies, Inc.                        100%
PTO, Inc.                                 Moovies, Inc.                        100%
The Movie Store, Inc. #2                  Moovies of Georgia, Inc.             100%
The Movie Store III, Inc.                 Moovies of Georgia, Inc.             100%
Alpharetta Media Associates, Inc.         Moovies of Georgia, Inc.             100%
Rio Media Associates, Inc.                Moovies of Georgia, Inc.             100%
Pic-A-Flick of Greenville, Inc.           Moovies of the Carolinas, Inc.       100%
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